SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

July 16, 2003
Date of Report (date of earliest event reported)

SmarTire Systems Inc.
(Exact Name of Registrant as Specified in its Charter)

Yukon	0-24209	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1
(Address of principal executive offices)

(604) 276-9884
(Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

Reference is made to the press release of the registrant, issued and disseminated on July 16, 2003 announcing that SmarTire Systems Inc., a leading developer of tire pressure and temperature monitoring technology, today announced that SmarTire has terminated its agreement with Visteon Corporation and has elected to strengthen its strategic alliance with Asian partner Hyundai Autonet Company (HACO).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1 Press release issued by the Registrant on July 16, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTIRE SYSTEMS INC.

 By /s/ Jeff Finkelstein
Jeff Finkelstein, C.A.
Chief Financial Officer

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Dated: July 17, 2002

NEWS RELEASE - July 16, 2003
Email: investor_relations@smartire.com
Contact: Judy Leclercq
1.800.982.2001 / 604.276.9884

SmarTire Showcases Products in Australia

Enthusiastic response received at automotive exhibition

SmarTire Terminates Agreement With Visteon
Company strengthens direct marketing strategy and selects Asian manufacturer

RICHMOND, BRITISH COLUMBIA, CANADA - July 16, 2003 - SmarTire Systems Inc. announces that it has terminated its agreement with Visteon Corporation and has elected to strengthen its strategic alliance with Asian partner Hyundai Autonet Company (HACO). Originally founded in 1985 as Hyundai Automotive Electronics Division, HACO is a subsidiary of the Hyundai Auto Group, one of Korea's largest conglomerate companies. Building on its success to-date with original equipment manufacturers (OEMs), SmarTire will market its products and services directly to OEMs worldwide with the exception of the Korean market.

"SmarTire has selected HACO as the primary manufacturer of its industry leading tire monitoring products," said Robert Rudman, President and CEO of SmarTire. "HACO has demonstrated its flexibility, competitiveness and commitment to manufacture our products in medium to high volume quantities. Our arrangement with HACO will also enable us to meet the quality and supply requirements of our OEM and aftermarket customers."

SmarTire has previously entered into an agreement with HACO to jointly develop products for the Korean market. HACO will manufacture and market specific products for the Korean marketplace. As announced by SmarTire on July 8th, HACO has been contracted by Hyundai Motor Corporation to develop commercial vehicle tire pressure monitoring systems (TPMS).

SmarTire develops and markets the world's most technically advanced tire monitoring systems for the automotive and transportation industries. Additional information can be found at www.smartire.com.

Al Kozak

Chief Operating Officer

This news release includes statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, those relating to the anticipated demand for the Company's tire monitoring technologies and products, planned or anticipated sales of its products and technology to original equipment manufacturers by SmarTire and/or its partners, and management's belief that SmarTire has potential for strong revenue growth. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include general factors such as insufficient investor interest in the Company's securities, the impact of competitive products and pricing and general economic conditions as they affect the Company's customers, market acceptance of SmarTire's technologies and products, and specific risks such as the reliance on partners and/or third party manufacturers to produce SmarTire products, and the Company's ability to source product components in a timely manner. Readers should also refer to the risk disclosures outlined in the Company's annual report of Form 10-KSB for the last completed fiscal year filed with the S